SELKIRK COGEN PARTNERS, L.P.


                          SELKIRK COGEN PARTNERS, L.P.

                              OFFICER'S CERTIFICATE

                                 August 31, 1998


Bankers Trust Company,
  as Trustee
Corporate Trust Department
4 Albany Street
New York, New York  10006

Ladies and Gentlemen:


     This Officer's Certificate is being delivered by the undersigned, Selkirk Cogen Partners, L.P., a Delaware limited partnership (the "Partnership"), pursuant to Section 6.20 of the Trust Indenture dated as of May 1, 1994 among the Partnership, Selkirk Cogen Funding Corporation and Bankers Trust Company, as Trustee (the "Indenture").

     The Partnership has entered into the following transactions, which collectively are referred to in this Officer's Certificate as the "Unit l Restructuring": (1) the restructuring of the NIMO Power Purchase Agreement between the Partnership and NIMO pursuant to the Master Restructuring Agreement dated as of July 9, 1997 among NIMO, the Partnership and other IPP's, as amended, (2) the execution, delivery and performance of the agreements listed on Exhibit A to this Officer's Certificate, and (3) the completion of the other transactions listed on Exhibit A. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in Exhibit A and in the Indenture.

     The Partnership hereby certifies to you as follows:

1. The undersigned officer of JMC Selkirk, Inc., the Managing General Partner, is its Authorized Representative, has read the provisions of Section 6.20 and related definitions of the Indenture and has reviewed the documents which comprise the Unit 1 Restructuring and made such other examination or investigation as is necessary to enable the Partnership to express an informed opinion as to the matters addressed by this Officer's Certificate.

2. The implementation of the Unit 1 Restructuring, including (a) the execution, delivery and performance of the Amended and Restated NIMO Power Purchase Agreement, the Amended Paramount Contract and the Amended TransCanada Agreement, and the termination of the NIMO License Agreement, could not reasonably be expected to result in a Material Adverse Change. As required by Section 6.20(a)(i) of the Indenture, the foregoing determination is concurred with by the Independent Engineer in the Independent Engineer's Certificate addressed to you and dated August 31, 1998, executed by R.W. Beck, Inc. (the "Independent Engineer's Certificate") and, with respect to the Amended



               24 Power Park Drive, Selkirk, New York 12158-2299
                Telephone (518) 475-5773 Telefax (518) 475-5199



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     Paramount  Contract  and  the  Amended  TransCanada  Agreement,  by the Gas
     Consultant in the Gas Consultant's Certificate addressed to you and dated August 28, 1998, executed by C.C. Pace Resources (the "Gas Consultant's Certificate").

3. After giving effect to the implementation of the Unit 1 Restructuring, including the execution, delivery and performance of the Amended and Restated NIMO Power Purchase Agreement, the Amended Paramount Contract and the Amended TransCanada Agreement, and the termination of the NIMO License Agreement, the minimum annual Projected Debt Service Coverage Ratio will be equal to or exceed 1.5:1 and the average annual Projected Debt Service Coverage Ratio for the remaining term of the Bonds will be equal to or exceed 1.75:1. As required by Section 6.20(a)(ii) of the Indenture, the foregoing determination is concurred with in the Independent Engineer's Certificate. The full calculation of the Projected Debt Service Coverage Ratio (together with supporting documentation) is set forth in Attachment B to the Independent Engineer's Certificate.

4. The Partnership's entering into the Additional Contracts listed on Exhibit A could not reasonably be expected to result in a Material Adverse Change and would not impair the ability of the Partnership to perform its obligations under the other Project Agreements. As required by Section 6.20(c)(i) of the Indenture, the foregoing determination is concurred with in the Independent Engineer's Certificate and, to the extent such matters relate to the Partnership's fuel supply, in the Gas Consultant's Certificate.

5. The Partnership will be furnishing to the Collateral Agent the Ancillary Documents related to the Additional Contracts listed on Exhibit A within a reasonable period, to the extent required under Section 6.20(c)(i)(B) of the Indenture. The Partnership was unable to obtain a Consent or Opinion of Counsel with respect to the other IPP parties to the MRA or to the Allocation Agreement using commercially reasonable efforts, due to the large number of Persons involved.

6. With respect to each of the transactions which comprise the Unit 1 Restructuring, the Partnership has complied with the covenants set forth in
     Section 6.20 of the Indenture, and no Event of Default under this Indenture has occurred and is continuing.

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     IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first written above.



                                        SELKIRK COGEN PARTNERS, L.P.

                                        By: JMC SELKIRK, INC.,
                                            its Managing General Partner



                                        By: /s/John R. Cooper
                                            ---------------------------
                                            Name:   John R. Cooper
                                            Title:  Vice-President






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                                   EXHIBIT A
                             RESTRUCTURING DOCUMENTS


1. Master Restructuring Agreement dated as of July 9, 1997 among Niagara Mohawk Power Corporation ("NIMO"), Selkirk Cogen Partners, L.P. (the "Partnership") and the other IPP's named therein (as amended, the "MRA")

     a.   First Amendment  dated March 31, 1998

     b.   Second Amendment dated April 21, 1998

     c.   Third Amendment dated April 30, 1998

     d.   Fourth Amendment dated May 7, 1998

     e.   Fifth Amendment dated June 2, 1998


2. Allocation Agreement dated April 21, 1998 among the Partnership and certain other IPP's (as amended, the "Allocation Agreement")

     a.   First Amendment dated May 7, 1998


3. Amended and Restated Power Purchase Agreement dated as of July 1, 1998 between the Partnership and NIMO (the "Amended and Restated NIMO Power Purchase Agreement")

4. Mutual General Release and Agreement dated as of July 1, 1998 between the Partnership and NIMO (the "Mutual Release")

5. Second Amended and Restated Gas Contract dated May 6, 1998 between the Partnership and Paramount Resources Limited ("Paramount") (the "Amended Paramount Contract")

6. Agreement with respect to Gas Transportation dated as of May 6, 1998 between the Partnership and Paramount (the "Paramount Transportation Agreement")

7.   Amendment to Gas Transportation Agreement dated as of July 20, 1998 between
     the  Partnership  and  TransCanada  Pipelines  Ltd.   ("TransCanada")  (the
     "Amended TransCanada Agreement")

8. Three-party agreement with respect to Items 6 and 7 above dated as of July 20, 1998 among the Partnership, Paramount and TransCanada (the "TransCanada Consent")

9. The Partnership's agreement with NIMO (contained in the Mutual Release) to terminate the existing License Agreement dated as of October 23, 1992 between the Partnership and NIMO (the "License Agreement")